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                                                                   EXHIBIT 10.01

                            EASTMAN CHEMICAL COMPANY

                          EASTMAN UNIT PERFORMANCE PLAN
                (AMENDED AND RESTATED EFFECTIVE FEBRUARY 6, 2002)
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ARTICLE 1. PURPOSE

The Eastman Unit Performance Plan ("UPP", or the "Plan") is a variable compensation plan for management level individuals at Eastman Chemical Company (the "Company") and subsidiaries of the Company, as recommended by the CEO and as designated by the Compensation and Management Development Committee (the "Committee") of the Board of Directors. It is designed to deliver a portion of annual cash compensation according to corporate and organizational unit performance and the attainment of individual objectives and expectations. The UPP is intended to provide an incentive for superior business and individual performance, and to tie the interests of management-level individuals to the performance of the Company's businesses and, thereby, the interests of the Company and its shareowners.

ARTICLE 2. RELATIONSHIP TO OTHER VARIABLE COMPENSATION PLANS

Total cash compensation for all Company employees, including Plan participants, is intended to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. Accordingly, a portion of each employee's target pay level is placed "at risk" under the Eastman Performance Plan (the "EPP"). Depending upon Company performance, employees may lose the at risk amount, receive some or all of the amount at risk, or receive an amount in excess of the pay at risk. In addition, under the UPP and/or the Annual Performance Plan (the "APP"), management-level employees may also earn additional variable pay based upon corporate, organizational unit, and individual performance.

The annual cash compensation of each participant in the Plan consists of a base salary and, depending on eligibility and participation level, awards under variable compensation plans --- the EPP, the UPP and/or the APP.

The portion of total target annual cash compensation that is variable under the Plan is determined for each performance year for which performance is measured (a "Performance Year") by the Committee based (in all cases except for Chief Executive Officer ("CEO")) on the recommendation of the CEO.

Variable pay amounts under the UPP are in addition to the pay at risk under the EPP and to variable pay under the APP. UPP awards, if any, are paid in a lump sum in March of the year following the Performance Year.


ARTICLE 3. SUMMARY OF PLAN DESIGN

The UPP is designed so that a pool of dollars ("Bonus Pool") is generated for each major functional organization (a "Unit") within the Company. For purposes of this plan, the CEO shall be a participant of the CEO Unit Bonus Pool, and the Committee shall be the "head" and "management" of the CEO Unit. The amount generated for a Unit Bonus Pool will equal (1) the aggregate of the UPP target variable pay for each eligible participant in the Unit if Unit and individual performance were at target levels, multiplied by (2) a percentage (the "Performance Factor") determined by performance compared to pre-set corporate and/or specified organizational unit ("Business Group Units") performance goals. Generally, the Performance Factor can range from 0%, if performance goals are not met, up to the weighted average of the maximum performance factors for each UPP measure. The performance goals and correlative Performance Factors for each Unit will be established as soon as practicable, either prior to the beginning of each Performance Year or as soon as reasonably determinable at the beginning of the Performance Year. The performance goals and correlative Performance Factors are established by the Committee, based (in all cases except for the CEO) upon the recommendation of the CEO.

At the end of each Performance Year, the Committee will certify performance in relation to the pre-established performance goals, thereby determining the Performance Factor and Bonus Pool for each Unit. The CEO, after consultation with the Company executive officers with management responsibility for the affected Units, will determine whether, in his discretion, any adjustments to the amounts of any of the Unit Bonus Pools is appropriate. Once the amount of each Unit Bonus Pool has been determined within each Unit, management will exercise discretion in allocating the Bonus Pool for individual payouts. The payouts will be based on the attainment of individual objectives and expectations established at the beginning of such Performance Year by Unit management


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for each individual participant. Maximum potential for an individual award could exceed the weighted average of the maximum performance factors for each of the UPP performance goals, based on management's assessment of individual performance. However, the sum of all individual awards cannot exceed the Bonus Pool for the Unit.

ARTICLE 4. ELIGIBILITY AND PARTICIPATION

4.01 GENERAL ELIGIBILITY

The UPP is designed for management-level individuals who have an impact on the financial performance of the Company. Prior to or at the time performance goals are established for a Performance Year, the Committee, upon the recommendation of the CEO, will confirm in writing the eligibility criteria for participation in the UPP for such Performance Year and the portion of each participant's total annual compensation that is variable under the Plan.

4.02 NEW PARTICIPANTS AND JOB CHANGES DURING THE PERFORMANCE YEAR

Individuals who are appointed to positions eligible for UPP participation during the Performance Year become eligible for participation on the first day of the month of the appointment. Individuals who become participants during the Performance Year will be eligible to receive a UPP award based on the discretion of Unit management. Each participant's UPP target variable pay for target levels of Unit and individual performance will be allocated to a Unit Bonus Pool based upon the following process:

      I. The Performance Year will be divided into four, three-month (quarterly) intervals (January 1 to March 31; April 1 to June 30; July 1 to September 30; and October 1 to December 31)

      II. Anyone promoted into UPP, who changes UPP participation level, or who moves between Units at any time during one of these three-month intervals will have a portion of his/her target variable pay under the UPP allocated to a Unit Bonus Pool as follows:


      TABLE 1. PROMOTION INTO UPP

      -------------------------------------------------------------
                                                 Percent of Target
                                                  UPP Variable Pay
      QUARTER        DATE OF PROMOTION           Allocated to Unit
                                                 Bonus Pool of Unit
                                                 in which Promoted
      -------------------------------------------------------------
        1st        January 1 - March 31                 100%
      -------------------------------------------------------------
        2nd        April 1 - June 30                    75%
      -------------------------------------------------------------
        3rd        July 1 - September 30                50%
      -------------------------------------------------------------
        4th        October 1 - December 31              25%
      -------------------------------------------------------------

      TABLE 2. CHANGE IN UPP PARTICIPATION LEVEL

      ------------------------------------------------------------------------------------
                                                    Percent of            Percent of New
      Quarter       DATE OF CHANGE IN UPP      Pre-existing Target     Target UPP Variable
                     PARTICIPATION LEVEL         UPP Variable Pay        Pay Allocated to
                                                Allocated to Unit        Unit Bonus Pool
                                                    Bonus Pool
      ------------------------------------------------------------------------------------
        1st          JANUARY 1 - MARCH 31              25%                     75%
      ------------------------------------------------------------------------------------
        2nd         April 1 - June 30                  50%                     50%
      ------------------------------------------------------------------------------------
        3rd         July 1 - September 30              75%                     25%
      ------------------------------------------------------------------------------------
        4th         October 1 - December 31           100%                     0%
      ------------------------------------------------------------------------------------


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      TABLE 3. MOVE BETWEEN UNITS


      --------------------------------------------------------------------------------
                                             Percent of Target       Percent of Target
      Quarter     DATE OF MOVE BETWEEN        UPP Variable Pay        UPP Variable Pay
                         UNITS               Allocated to Unit       Allocated to Unit
                                               Bonus Pool of         Bonus Pool of New
                                                Former Unit                 Unit
      --------------------------------------------------------------------------------
        1st       JANUARY 1 - MARCH 31              25%                     75%
      --------------------------------------------------------------------------------
        2nd      April 1 - June 30                  50%                     50%
      --------------------------------------------------------------------------------
        3rd      July 1 - September 30              75%                     25%
      --------------------------------------------------------------------------------
        4th      October 1 - December 31           100%                      0%
      --------------------------------------------------------------------------------



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4.03 TERMINATIONS

In the event an eligible participant (1) retires, (2) dies, (3) becomes disabled under the Eastman Long-Term Disability Plan, or (4) terminates employment as a result of, pursuant to, or in connection with layoff, special separation, divestiture, or similar circumstances, such person's target UPP variable pay will be allocated to his or her Unit's Bonus Pool for such Performance Year in accordance with the process outlined in Section 4.02, Part II, Table 2, under the column "Percent of Pre-existing Target UPP Variable Pay Allocated to Unit Bonus Pool." He/she will be eligible to receive a UPP award for such Performance Year at the sole discretion of the Unit management.


Participants who terminate employment with the Company for reasons other than those specified under this Section 4.03 will be credited to a Unit Bonus Pool and be eligible to receive an award under the UPP only if they were actively employed on the last scheduled workday of the Performance Year.

ARTICLE 5. PERFORMANCE YEAR AND PERFORMANCE GOALS

5.01 PERFORMANCE YEAR

The Plan's Performance Year shall be the calendar year beginning on January 1 and ending on December 31.

5.02 PERFORMANCE GOALS

Each year, the CEO will recommend to the Committee performance goals for each Unit for a given Performance Year. Such performance goals may be for one or more Units, for the Company as a whole, or for a combination of one or more Units and the Company. Either by the first day of the Performance Year, or such later date as is practicable, the Committee shall establish in writing, with respect to the Performance Year, a target objective(s) with respect to such performance goals and formulae or methods for computing the applicable Performance Factor(s) based on the extent to which such performance goals are attained. Performance Factors can range from 0%, if performance goals are not met, to the weighted average of the maximum performance factors for each UPP measure. Performance goals for each measure may be based upon any quantitative and objectively determinable business or financial criteria, alone or in combination, as the CEO and the Unit heads shall deem appropriate.



Once established, performance goals for a particular Performance Year cannot be changed during the Performance Year.


ARTICLE 6. AWARD DETERMINATION

6.01 CERTIFICATION OF PERFORMANCE

As soon as practicable following the availability of performance results for the completed Performance Year, the Committee shall certify performance in relation to the pre-established goals, thereby determining the Performance Factor(s) and Bonus Pools for each Unit. To the extent the performance goals are expressed in standard accounting terms, they shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

In determining whether the performance goals have been met, to the extent that such goals are expressed in terms of financial performance, the Committee may adjust the financial results for a Performance Year to exclude the effect of unusual charges or income items or other events which are distortive of financial results for the Performance Year. Notwithstanding actual performance, the Committee may, in its sole discretion, adjust the amounts of the Unit Bonus Pools to reflect overall Company performance and business and financial conditions.

6.02 CALCULATION OF BONUS POOL AND INDIVIDUAL AWARDS; REPORT TO COMMITTEE

Based upon Company and/or Unit performance against the performance goals, the Performance Factors are determined as provided in Sections 5.02 and 6.01. The amount generated for each Unit Bonus Pool will equal (1) the aggregate of the target UPP variable pay for each eligible participant in the Unit, multiplied by
(2) the applicable Performance Factor(s). The CEO, after consultation with the Company executive officers with management responsibility for the affected Units, will determine whether, in his discretion, any adjustments to the amounts of any of the Unit Bonus Pools is appropriate. Once the amount of each Unit Bonus Pool has been determined within each


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Unit, management shall have the sole discretion to allocate the Unit Bonus Pool among eligible participants, based on objective or subjective assessments of the participants' achievement of pre-established goals and expectations for the Performance Year. To the extent that the sum of individual awards as allocated by the Unit management within a particular Unit exceeds the Bonus Pool amount for that Unit, the Unit management shall make adjustments to individual awards to account for the difference. Individual adjustments shall be at the discretion of the Unit management, but aggregate payouts cannot exceed the total Bonus Pool allocation for the Unit and may be less than the Bonus Pool allocation for the Unit. Final allocations of the Unit Bonus Pools shall be reported to the CEO, who shall report the UPP results to the Committee. The Committee shall approve the UPP award amounts for all executive officers of the Company, and shall determine the UPP Award amount for the CEO.

ARTICLE 7. PAYMENT OF AWARDS

UPP awards shall be paid by the Company in March for performance in the previous Performance Year, based upon the Unit management's allocation of awards from the Unit Bonus Pools. The Committee has the authority, in its discretion, to defer payment of a participant's award into the Executive Deferred Compensation Plan until the participant retires or otherwise terminates employment, if the Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for Federal income tax purposes.

ARTICLE 8. SALARY ADJUSTMENTS AND BENEFITS

8.01  SALARY ADJUSTMENT UPON ENTRY INTO THE UPP

The UPP is a variable compensation program whereby participants may earn compensation based upon corporate, organizational, and individual performance. New participants to the Plan are immediately administered on the appropriate rate schedule for their assigned salary grade. This may reduce or eliminate promotional increases, depending upon the person's pay position in the rate range of the new salary grade. Subsequent salary treatment will depend upon pay/performance relationships for their assigned grade.

8.02 SALARY CONVERSION UPON WITHDRAWAL FROM THE UPP

In unusual circumstances when it is necessary for an individual to be removed from the Plan, the individual's base salary and target annual cash compensation will be reviewed to ensure competitiveness with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. Should the removal from the Plan involve a reduction in salary grade, base salary in the new salary grade will be selected based upon the individual's applicable training and experience.

8.03 RELATIONSHIP TO BENEFITS AND OTHER COMPENSATION

The UPP award payout is considered in calculating the basis for other compensation and benefits. For participants who are U. S.-based employees, base salary, the actual UPP payout (if applicable), the actual APP payout (if applicable), and the actual EPP payout (if applicable), are included in calculating retirement benefits. For Participants who are non-U.S.-based employees, generally retirement benefits are calculated using only base salary plus amounts earned under the UPP, APP, and EPP; however, some countries have different rules concerning the pay that must be counted in calculating retirement benefits, and non-U.S. based employees should contact their human resources representatives if they have questions. Base salary, the target UPP award payout, the target APP award payout and the target EPP payout are included in the basis for calculating the actual UPP payout (if applicable), the actual APP payout (if applicable), the actual EPP payout (if applicable), life insurance, long-term disability, termination allowance, miscellaneous expense allowance, and foreign service premium. The base salary rate is the basis for calculating short-term disability, vacation pay, holiday pay, personal absence and field allowance.

ARTICLE 9. OTHER TERMS AND CONDITIONS

9.01 CLAIMS

No person shall have any legal claim to be granted an award under the Plan. Except as may be otherwise required by law, payouts under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Plan payouts shall be payable from the general assets of the Company and no participant shall have any claim with respect to any specific assets of the Company.


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9.02 NO EMPLOYMENT RIGHTS

Neither the UPP nor any action taken under the UPP shall be construed as giving any employee the right to be retained in the employ of the Company or to maintain any participant's compensation at any level.

9.03 WITHHOLDING

For Participants who are U.S.-based employees, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the participant's OASDI and MEDI obligation) required by law to be withheld. For Participants who are non-U.S. based employees, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable foreign and local taxes required by law to be withheld.

ARTICLE 10. ADMINISTRATION

10.01 POWER AND AUTHORITY OF THE COMMITTEE

The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for conduct of its business as the Committee deems appropriate or advisable. The Committee sets and interprets policy, confirms the individual participants in the UPP and the amounts of variable pay under the UPP, establishes annual performance measures and performance goals, certifies the extent to which performance goals were satisfied under the Plan, and approves the UPP award amounts to participants who are executive officers of the Company.

10.02 COMMITTEE'S DELEGATION OF AUTHORITY

The Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

10.03 AMENDING OR TERMINATING THE PLAN

By action of the Committee, the Plan may be amended, modified, suspended, or terminated, in whole or in part, at any time for any reason.

ARTICLE 11. PLAN AUDIT

The Vice President, Human Resources, has responsibility for monitoring and reporting on the administration and effectiveness of the Plan. The Vice President's role is to provide independent, objective appraisal and guidance to both the Committee and the CEO in the administration of the UPP. Each year, the Vice President will provide a formal review to the Committee and the CEO on the overall effectiveness of the UPP.


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